UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 22, 2021

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market

Item 8.01 Other Events.

On July 22, 2021, Wheeler Real Estate Investment Trust, Inc. (the “Company”) announced it will commence its rights offering (the “rights offering”) to eligible stockholders of the Company for the purchase of up to approximately $30 million in aggregate principal amount of the Company’s 7.00% senior subordinated convertible notes due 2031 (the “Notes”).

Pursuant to the rights offering, holders of the Company’s common stock (each, a “holder” and collectively, the “holders”) as of 5:00 p.m., New York City time, on June 1, 2021 (the “record date”) are receiving non-transferable subscription rights (the “rights”) to purchase Notes. Each holder will receive one (1) right for every eight (8) shares of common stock owned of record as of the record date. Each right allows the holder thereof to subscribe for $25.00 principal amount of Notes (the “basic subscription privilege”). Rights holders who fully exercise their basic subscription privilege will be entitled to subscribe for additional Notes that remain unsubscribed as a result of any unexercised basic subscription privileges (the “over-subscription privilege”). The rights offering expires at 5:00 p.m., New York City time, on August 13, 2021, unless extended or earlier terminated by the Company.

The rights offering is being made pursuant to the Company’s Registration Statement on Form S-11 (File No. 333- 256699) that became effective on July 21, 2021. The rights offering will be made only by means of the final prospectus, which will be filed with the SEC and copies of which will be mailed to all eligible record date stockholders and can be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus may also be obtained from the information agent, Equiniti (US) Services LLC, toll free at (833) 503-4130, by email at proxyinfo@equiniti.com or by mail at 275 Madison Avenue, New York, NY 10016. Additional information regarding the rights offering will be set forth in the prospectus.

On July 22, 2021, the Company issued a press release in connection with the rights offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of 99.1 does not purport to be complete and each are qualified in their entirety by reference to the full text of the exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Wheeler Real Estate Investment Trust, Inc. Press Release, dated July 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name:	M. Andrew Franklin
Title:	Interim Chief Executive Officer

Date: July 22, 2021

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